Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWS RELEASE

Overland Storage Announces Private Placement of Approximately

$12.0 Million of Equity Securities

SAN DIEGO, CA – Feb 22, 2010 – Overland Storage, Inc. (Nasdaq:OVRL) has signed definitive agreements for a private placement of 794,659 shares of Convertible Preferred Stock of the Company and Warrants to purchase up to 6,373,266 shares of Common Stock for a gross purchase price of approximately $12.0 million on February 18, 2010. The Preferred Stock is initially convertible into 4,521,648 shares of Common Stock. The Warrants will have an initial exercise price of $2.583 per share which will expire February 22, 2015 and are exercisable in whole or in part, at any time prior to expiration. The transaction is anticipated to close on February 22, 2010 subject to customary closing conditions.

The Company intends to use the proceeds from the offering to fund product development, sales and marketing expansion and general working capital requirements. “We are extremely pleased to have completed this round of funding.” said Eric Kelly, President and CEO of Overland Storage. “Having additional capital puts us in the position to execute on our vision and strategy, which is important to our partners, customers and employees”.

THIS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY. THE SHARES OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR ANY STATE THEREOF ABSENT REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

About Overland Storage

Overland Storage is the trusted global provider of effortless data management and data protection solutions across the data lifecycle. By providing an integrated range of technologies and services for primary, nearline, offline, archival, and cloud data storage, Overland makes it easy and cost effective to manage different tiers of information over time. Whether distributed data is across the hall or across the globe, Overland enables companies to focus on building their business instead of worrying about data growth. Overland SnapServer®, NEO®, and REO® solutions are available through a select network of value added resellers and system integrators. For more information, visit www.overlandstorage.com

Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include: our ability to maintain and increase sales volumes of our products; our ability to continue to aggressively control costs; the continued availability of our non-OEM accounts receivable financing arrangements; our ability to achieve the intended cost savings and maintain quality with our new manufacturing partner; our ability to generate cash from operations or raise outside capital to service and repay debt as it comes due; our ability to introduce new competitive products and the degree of market acceptance of such new products; the timing and market acceptance of new products introduced by our competitors; our ability to maintain strong relationships with branded channel partners; out ability to maintain the listing of our common stock on NASDAQ; customers’, suppliers’ and creditors’ perceptions of our continued viability; rescheduling or cancellation of customer orders; loss of a major customer; general competition and price measures in the market place; unexpected shortages of critical components; worldwide information technology spending levels; and general economic conditions. Reference is also made to other factors detailed from time to time in the company’s periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Overland, Overland Storage, SnapServer, GuardianOS, Snap Enterprise Data Replicator, REO Series, REO, NEO Series, and NEO are trademarks of Overland Storage, Inc.

CONTACT INFORMATION:

Kurt L. Kalbfleisch, VP Finance and CFO

Email: kkalbfleisch@overlandstorage.com

858-495-4211

Patricia Workman, Investor Relations

Email: pworkman@overlandstorage.com

858-495-4137

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